SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  February 28, 1996

Exact name of Registrant
 as specified in its charter:  Entree Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  0-16226

I.R.S. Employer Identification Number:  39-1566009

Address of Principal Executive Office:  8200 West Brown Deer Road
                                        Suite 200
                                        Milwaukee, WI  53223

Registrant's Telephone Number, Including Area Code:  (414) 355-0037

ITEM 5.  OTHER EVENTS

     On February 28, 1996 the Registrant's parent, The Diana Corporation, announced that its indirect subsidiary, Atlanta Provision Company, Inc., a wholly-owned subsidiary of the Registrant, executed an agreement to sell for cash substantially all its assets and business. The agreement with the buyer, which was to close prior to March 15, 1996, has been extended for approximately two weeks. Please see Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              99.1  Press releases dated February 28, 1996 and
                    March 14, 1996.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ENTREE CORPORATION
                                    (Registrant)


Date:  March 19, 1996            /s/ R. Scott Miswald
                                     Secretary and Treasurer